Exhibit 1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G/A, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G/A shall also be filed on behalf of each of them.

February 12, 2025	Valor Sonder Holdings, LLC

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	Manager

Valor Management LLC

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Equity Partners IV L.P.

By:	Valor Equity Associates IV L.P., its general partner

By:	Valor Equity Capital IV LLC, its general partner

By:	Valor Management L.P., its managing member

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Equity Partners IV-A L.P.

By:	Valor Equity Associates IV L.P., its general partner

By:	Valor Equity Capital IV LLC, its general partner

By:	Valor Management L.P., its managing member

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Equity Partners IV-B L.P.

By:	Valor Equity Associates IV L.P., its general partner

By:	Valor Equity Capital IV LLC, its general partner

By:	Valor Management L.P., its managing member

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Equity Associates IV L.P.

By:	Valor Equity Capital IV LLC, its general partner

By:	Valor Management L.P., its managing member

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Equity Capital IV LLC

By:	Valor Management L.P., its managing member

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Management L.P.

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Funds Group LLC

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	Managing Member

/s/ Antonio J. Gracias
Name:	Antonio J. Gracias